SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2007

KOMAG, INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-16852	94-2914864
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)
1710 Automation Parkway
San Jose, California 95131
(408) 576-2000
(Address, including zip code and telephone number, of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Exhibit Index
EXHIBIT 2.1

Item 1.01. Entry Into a Material Definitive Agreement.
Merger Agreement
On June 28, 2007, Komag, Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Digital Corporation, a Delaware corporation (“WDC”) and State M Corporation, a Delaware corporation and a wholly owned subsidiary of WDC (the “Offeror”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Offeror will commence a cash tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a price per share of $32.25, net to the seller in cash, without interest (the “Offer Price”). WDC is a material purchaser of media from the Company.
The Offer will be conditioned upon, among other things, (1) the valid tender of the number of Shares that would represent a majority of the sum of (a) all Shares outstanding as of the scheduled expiration of the Offer plus (b) all Shares underlying any rights to acquire Shares (including the Company’s stock options but excluding the outstanding 2.125% Convertible Subordinated Notes due 2014 of the Company) outstanding as of the scheduled expiration of the Offer with an exercise price less than the Offer Price and which are vested as of the scheduled expiration of the Offer or would vest within two months after the scheduled expiration of the Offer and (2) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Following the consummation of the Offer, the Merger Agreement provides for the Offeror to merge with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of WDC (the “Merger”). In the Merger, all remaining Shares, other than such Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be cancelled and converted into the right to receive the Offer Price, or such higher amount as may be paid for Shares in the Offer. The transaction is expected to be completed in third calendar quarter of 2007. The boards of directors of each of the Company, WDC and the Offeror have unanimously approved the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.
The parties have agreed that if, following the consummation of the Offer, WDC or any direct or indirect subsidiary of WDC, owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Offeror an irrevocable option, exercisable after consummation of the Offer subject to certain conditions and limitations, to purchase a number of Shares from the Company at a price per share equal to the Offer Price, that, when added to the shares directly or indirectly owned by WDC, would equal one share more than 90% of the outstanding Shares.
The Merger Agreement contains representations, warranties and covenants of the Company, the Offeror and WDC, including among others, covenants by the Company concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The closing of the Merger is subject to closing conditions, including approval of the Merger by the remaining stockholders of the Company, if required.
Also on June 28, 2007, WDC obtained a debt financing commitment of up to $1.25 billion for the transactions contemplated by the Merger Agreement, including payment of the consideration payable to the Company’s stockholders in the Offer and the Merger (including to holders of the Company’s stock options and other equity incentives). Consummation of the Offer and the Merger are not subject to a financing condition.
The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or WDC, contains representations and warranties of each of the Company, WDC and the Offeror. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or WDC’s public disclosures.
Forward-Looking Statements
This document contains forward-looking statements that are subject to certain risks and uncertainties and are subject to change at any time. Factors that could cause actual results to differ materially include, but are not limited to, costs related to the proposed tender offer and merger, the risk of failing to meet the minimum tender condition or obtain any required stockholder or regulatory approvals or satisfy other conditions to the transaction, the risk that the transaction will not close or that closing will be delayed, the risk that our business will suffer due to uncertainty related to the transaction and other risks related to our business set forth in our filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2007. There can be no assurance that the tender offer and second-step merger or any other transaction will be consummated. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance or events. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except to the extent required by law.
Additional Information
The tender offer for the outstanding common stock of the Company has not yet commenced. This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will be made only pursuant to an offer to purchase and related materials that WDC intends to file with the SEC on Schedule TO. The Company also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. The Company’s stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from the Information Agent named in the tender offer documents, from WDC (with respect to documents filed by WDC with the SEC), or from the Company (with respect to documents filed by the Company with the SEC).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed as part of this report.
Exhibit 2.1
Agreement and Plan of Merger, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and Komag, Incorporated.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: June 29, 2007	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and Komag, Incorporated.